SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2005
AZTAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-5440 (Commission File Number)	86-0636534 (I.R.S. Employer Identification Number)
2390 East Camelback Road, Suite 400, Phoenix, Arizona (Address of principal executive offices)		85016 (Zip Code)
Registrant's telephone number, including area code (602) 381-4100
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] [ ] [ ] [ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
(a)

On February 28, 2005, the Company, as part of Paul E. Rubeli's retirement arrangements (Mr. Rubeli retired as Chairman of the Board and Chief Executive Officer on March 1, 2005), entered into a one-year Noncompete Agreement with Mr. Rubeli.

On February 28, 2005, the Company, as part of Paul E. Rubeli's retirement arrangements, entered into a 409A Indemnification Agreement with Mr. Rubeli, which indemnifies him if he incurs any taxes under Section 409A of the Internal Revenue Code with respect to amounts paid or to be paid to him under the Aztar Corporation Nonqualified Retirement Plan for Senior Executives and pursuant to his individual deferred compensation agreement with the Company.

ITEM 9.01.	Financial Statements and Exhibits
	(c)	Exhibits:
		10.1	Noncompete Agreement between Aztar Corporation and Paul E. Rubeli dated February 28, 2005.
		10.2	409A Indemnification Agreement between Aztar Corporation and Paul E. Rubeli dated February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AZTAR CORPORATION N.W. ARMSTRONG, JR. Nelson W. Armstrong, Jr. Vice President, Administration and Secretary

Date:  March 1, 2005

EXHIBIT INDEX
Exhibit Number	Description
10.1	Noncompete Agreement between Aztar Corporation and Paul E. Rubeli dated February 28, 2005.
10.2	409A Indemnification Agreement between Aztar Corporation and Paul E. Rubeli dated February 28, 2005.